UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio	44131
(Address of principal executive offices)	(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 15, 2015. The following matters were voted on at the annual meeting:

1.	The stockholders elected management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Against	Abstain	Non Votes
Michael H. DeGroote	37,018,325	954,109	12,464	3,981,394
Todd J. Slotkin	37,244,853	728,371	11,674	3,981,394
Gina D. France	37,762,225	210,749	11,924	3,981,394
Sherrill W. Hudson	37,062,495	910,819	11,584	3,981,394

2.	The stockholders ratified the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The results of the vote taken were as follows:

For	41,685,303
Against	181,836
Abstain	99,153

3.	The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the 2015 proxy statement. The results of the vote taken were as follows:

For	36,159,058
Against	1,727,592
Abstain	98,248
Non Votes	3,981,394

4.	The stockholders declined to approve the passage of such other business as may properly be brought at the 2015 Annual Meeting. No such other business was presented for vote at the meeting. The results of the vote taken were as follows:

For	16,109,909
Against	25,038,948
Abstain	817,435

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 21, 2015

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary